SCHEDULE 14A
                                 (RULE 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                     of 1934
                               (Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                              Zoom Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)   Title of each class of securities to which transaction applies:
     ---------------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:
     ---------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ---------------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:
     ---------------------------------------------------------------------------
     5)   Total fee paid:
     ---------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     1)    Amount Previously Paid:
     ---------------------------------------------------------------------------
     2)    Form, Schedule or Registration Statement No.:
     ---------------------------------------------------------------------------
     3)    Filing Party:
     ---------------------------------------------------------------------------
     4)    Date Filed:
     ---------------------------------------------------------------------------

                            ZOOM TECHNOLOGIES, INC.
                                207 South Street
                                Boston, MA 02111



May 2, 2003



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Zoom Technologies, Inc. to be held at 10:00 a.m., Eastern time, on Friday, June 13, 2003 at the principal executive offices of Zoom Technologies, 207 South Street, Boston, Massachusetts, 02111. The location is near South Station in downtown Boston.

     A buffet breakfast will be available starting at 9:30 a.m. and the meeting will begin at 10:00 a.m. Officers and directors will be available for discussion before and after the meeting. After the short formal part of the meeting, there will be a business presentation and a question-and-answer period.

     Whether or not you plan to attend, we urge you to sign and return the enclosed proxy so that your shares will be represented at the meeting. If you change your mind about your proxy at the meeting, you can withdraw your proxy and vote in person.

      I look forward to seeing those of you who will be able to attend.

                                    Frank Manning
                                    President

                            ZOOM TECHNOLOGIES, INC.
                                207 South Street
                                Boston, MA 02111

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Zoom Technologies, Inc. will be held on Friday, June 13, 2003 at 10:00 a.m., Eastern time, at Zoom's principal executive offices, located at 207 South Street, Boston, Massachusetts 02111, for the following purposes:

1. To elect five (5) directors to serve for the ensuing year and until their successors are duly elected.

2. To consider and act upon a proposal to amend the Zoom Technologies, Inc. 1991 Directors Stock Option.

3. To transact any other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 18, 2003 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any continuation or adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

                                  BY ORDER OF THE BOARD OF DIRECTORS
                                  Frank B. Manning
                                  President

Boston, Massachusetts
May 2, 2003

--------------------------------------------------------------------------------
IMPORTANT: YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF ZOOM A WRITTEN REVOCATION, BY EXECUTING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                               THANK YOU FOR ACTING PROMPTLY.
--------------------------------------------------------------------------------

                             ZOOM TECHNOLOGIES, INC.

           PROXY STATEMENT FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 13, 2003

                 INFORMATION CONCERNING SOLICITATION AND VOTING

                                     GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Zoom Technologies, Inc. ("Zoom"), for use at the Annual Meeting of Stockholders to be held on Friday, June 13, 2003, at 10:00 a.m., local time (the "Annual Meeting"), or at any continuation or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the principal executive offices of Zoom located at 207 South Street, Boston, Massachusetts 02111. This proxy statement, the accompanying Notice of the Annual Meeting, proxy card and the annual report on Form 10-K are first being mailed to stockholders on or about May 2, 2003.

                     RECORD DATE, STOCK OWNERSHIP AND VOTING

     Only stockholders of record at the close of business on April 18, 2003, are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on April 18, 2003 there were outstanding and entitled to vote 7,852,466 shares of common stock, par value $.01 per share ("Common Stock"). Each stockholder is entitled to one vote for each share of Common Stock. One-third of the shares of Common Stock outstanding and entitled to vote is required to be present or represented by proxy at the Annual Meeting in order to constitute the quorum necessary to take action at the Annual Meeting.

     The five (5) nominees for the Board of Directors who receive the greatest number of votes cast by stockholders present in person or represented by proxy and entitled to vote thereon will be elected directors of Zoom. The affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy and entitled to vote thereon is required to approve Proposal No. 2 relating to the amendments to the 1991 Directors Stock Option Plan.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. The inspector of elections will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining a quorum. Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the effect of being cast against the proposal to amend the 1991 Directors Stock Option Plan, even though the stockholder so abstaining may intend a different interpretation. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy or do not comply with the voting instructions will not be considered present at the Annual Meeting, will not be counted towards a quorum, and will not be voted in the election of directors or on the proposal to amend the 1991 Directors Stock Option Plan. Shares of Common Stock held of record by brokers who return a signed and dated proxy or comply with the voting instructions but who fail to vote (a "broker nonvote") on the election of directors or the proposal to amend the 1991 Directors Stock Option Plan will count toward the quorum but will have no effect on those proposals not voted.

                             REVOCABILITY OF PROXIES

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of Zoom at Zoom's principal executive office, 207 South Street, Boston, Massachusetts 02111, written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person.

                                  SOLICITATION

     All costs of this solicitation of proxies will be borne by Zoom. Zoom may reimburse banks, brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, fax, electronic mail, or personal solicitations by directors, officers, or employees of Zoom. No additional compensation will be paid for any such services.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     A board of five directors is to be elected at the Annual Meeting. The persons named in the following table are nominated by management for election as directors of Zoom. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. All nominees are currently directors of Zoom. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person. Each director elected will hold office until the next Annual Meeting or until his successor is duly elected or appointed and qualified, unless his office is earlier vacated in accordance with the Certificate of Incorporation of Zoom or he becomes disqualified to act as a director. The five (5) nominees who receive the greatest number of votes cast by stockholders present, in person or by proxy, and entitled to vote at the Meeting, will be elected directors of Zoom.

Name                    Age   Principal                           Director
                              Occupation                          Since
--------------------------------------------------------------------------
Frank B. Manning        54    Chief Executive Officer,            1977
                              President and Chairman of the
                              Board of Zoom Technologies, Inc.
Peter R. Kramer         51    Executive Vice President and        1977
                              Director of Zoom Technologies, Inc.
Bernard Furman (1)(2)   73    Consultant                          1991
L. Lamont Gordon(1)     70    Consultant                          1992
J. Ronald Woods(1)(2)   67    President of Rowood Capital Corp.   1991
--------------------------------------------------------------------------
(1) Member of the Audit Committee
(2) Member of the Stock Option Committee

Background of Nominees

     Frank B. Manning is a co-founder of Zoom and has been President, Chief Executive Officer and a Director of Zoom since May 1977, and Chairman of the Board since 1986. He earned his B.S., M.S. and Ph.D. degrees in Electrical Engineering from the Massachusetts Institute of Technology, where he was a National Science Foundation Fellow. Mr. Manning was a director of Microtouch Systems, Inc., a former Nasdaq-listed leader in touchscreen technology, from 1993 until its acquisition by 3M in 2001. Since 1998 Mr. Manning has served as a director of the Massachusetts Technology Development Corporation, a public purpose venture capital firm that invests in seed and early-stage technology companies in Massachusetts. Frank B. Manning is the brother of Terry Manning, Vice President of Sales and Marketing of Zoom.

     Peter R. Kramer is a co-founder of Zoom and has been Executive Vice President and a Director of Zoom since May 1977. He earned his B.A. degree in 1973 from SUNY Stony Brook and his M.F.A. degree from C.W. Post College in 1975.

     Bernard Furman has been a Director of Zoom since 1991. Mr. Furman, currently retired, has served as a consultant to various companies, including Timeplex, Inc. (formerly listed on the New York Stock Exchange), a world leader in large capacity multiplexer and network management products. He was a co-founder of Timeplex and served as its General Counsel and as member of its Board of Directors from its inception in 1969, and in 1984 also became Vice Chairman, Chief Administrative Officer and a member of the Executive Committee of the Board, holding all such positions until Timeplex was acquired by Unisys Corporation in 1988.

     L. Lamont Gordon has been a Director of Zoom since 1992. From 1987 through December 2002, Mr. Gordon served as the Chairman of Sprott Securities Limited, a Canadian institutional stock brokerage firm, and a member of the Toronto Stock Exchange. He co-founded Gordon Securities Limited in 1969 and served as
President until 1978 and as Chairman until 1979. He then founded Gordon Lloyd-Price Investments Limited, a private investment holding company and has served as its Chairman since 1979. Mr. Gordon currently serves as an independent consultant.

     J. Ronald Woods has been a Director of Zoom since 1991. Since November 2000, Mr. Woods has served as President of Rowood Capital Corp., a private investment company. From June 1996 to November 2000, Mr. Woods served as Vice President-Investments of Jascan, Inc., a private investment holding company. Prior to that, Mr. Woods served as Vice President-Investments of Conwest Exploration Corporation Ltd., a resource holding company based in Toronto from 1987 to June 1996. He also served as a director, major shareholder and head of research and corporate finance for Merit Investment Corporation, a stock brokerage firm, from 1972 through 1987, and served as the President of Merit Investment Corporation from 1984 through 1987. He is a former Governor of the Toronto Stock Exchange and is currently a director of Upton Resources, Inc., Canadian Superior Energy Corp, Luke Energy Ltd., and Virtus Energy Ltd.

Committees and Meetings of the Board of Directors

     The Board of Directors has an Audit Committee and a Stock Option Committee. The Board of Directors does not currently have a nominating or compensation committee.

     The Stock Option Committee consists of Messrs. Furman and Woods. The primary functions of the Stock Option Committee are to administer and award options under Zoom's stock option plans.

     The members of and a description of the functions of the Audit Committee are described in the "Audit Committee Report" set forth below.

     During the year ending December 31, 2002, the Board of Directors held seven
(7) meetings, the Audit Committee held six (6) meetings and the Stock Option Committee held one meeting. In addition, management consulted with members of the Board of Directors throughout the year on an informal basis. Each Director attended at least 75% of the total number of meetings of the Board and the committees on which he served, except for Mr. Gordon who attended two-thirds of the meetings of the Board and committees on which he served.

                             AUDIT COMMITTEE REPORT

     During 2002, the Audit Committee of the Board of Directors consisted of three of Zoom's directors: Messrs. Furman, Gordon and Woods. All members of Zoom's Audit Committee are "independent" as such term is defined under the listing standards of the Nasdaq National Market. The Audit Committee operates pursuant to a written charter (the "Audit Committee Charter") which was approved and adopted by the Board of Directors . Under the provisions of the Audit Committee Charter, the Audit Committee's primary functions are to, among other things: oversee the performance of Zoom's independent auditors; review Zoom's financial disclosure documents; monitor Zoom's financial reporting process and internal control systems; monitor potential conflicts of interest among Zoom and its executive officers and directors; and provide a liaison between the independent auditors and the Board of Directors. The Audit Committee is also directly responsible for the appointment and engagement of Zoom's independent auditors. Zoom intends to amend its Audit Committee Charter, if necessary, to comply with the final rules or regulations promulgated by the SEC or the Nasdaq Stock Market in response to the mandates of the Sarbanes-Oxley Act of 2002.

     The Audit Committee has reviewed and discussed with management Zoom's audited consolidated financial statements for the year ending December 31, 2002. The Audit Committee has also discussed with KPMG LLP, Zoom's independent auditors, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. As required by Independence Standards Board Standard No. 1, as amended, "Independence Discussion with Audit Committees," the Audit Committee has received and reviewed the required written disclosures and a confirming letter from KPMG LLP regarding their independence, and has discussed the matter with the auditors.

     Based on its review and discussions of the foregoing, the Audit Committee recommended to the Board of Directors that Zoom's audited consolidated financial statements for 2002 be included in Zoom's Annual Report on Form 10-K for the year ending December 31, 2002.

                                    Audit Committee:
                                    Bernard Furman
                                    L. Lamont Gordon
                                    J. Ronald Woods

Directors' Compensation

     Each non-employee director of Zoom receives a fee of $500 per quarter plus a fee of $500 for each meeting at which the director is personally present. Travel and lodging expenses are also reimbursed.

     Each non-employee director of Zoom is also granted stock options under Zoom's 1991 Directors Stock Option Plan, as amended (the "Directors Plan"). Currently, the non-employee directors of Zoom are Bernard Furman, L. Lamont Gordon and J. Ronald Woods.

     The Directors Plan provides in the aggregate that 198,000 shares of Common Stock (subject to adjustment for capital changes) may be issued upon the exercise of options granted under the Directors' Plan. Under the Directors Plan, each non-employee director automatically receives an option to purchase 6,000 shares of Common Stock on January 10 and July 10 of each year. The exercise price for the options granted under the Directors Plan is the fair market value of the Common Stock on the date the option is granted. During 2002, Messrs. Furman, Woods and Gordon each received options to purchase 12,000 shares of Common Stock under the Directors Plan at an average exercise price of $1.165 per share.

     The Board of Directors has approved an amendment to the Directors Plan, subject to the approval of Zoom's stockholders, which would increase the number of shares of Common Stock reserved for issuance under the Directors Plan from 198,000 to 450,000 and would increase the number of options automatically granted to the non-employee directors on January 10th and July 10th of each year commencing July 10, 2003 from options to purchase 6,000 shares to options to purchase 12,000 shares. For a description of the amendment and the material terms of the Directors Plan, please see Proposal No. 2 below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of Zoom's Common Stock as of April 18, 2003, by (i) each person who is known by Zoom to own beneficially more than five percent (5%) of Zoom's Common Stock, (ii) each of Zoom's directors and nominees for director and each Named Executive Officer listed below in the Summary Compensation Table under the heading "Executive Compensation", and (iii) all of Zoom's directors and executive officers as a group. On April 18, 2003, there were 7,852,466 issued and outstanding shares of Zoom's Common Stock. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to the shares listed. The information contained in this table is based upon information received from or on behalf of the named individuals or from publicly available information and filings by or on behalf of those persons with the SEC.

Name                                Number of Shares         % of Common Stock
                                   Beneficially Owned
--------------------------------------------------------------------------------

Frank B. Manning(1)(2)                  816,246                    10.1%
c/o Zoom Technologies, Inc.
207 South Street
Boston, MA 02111

T. Pat Manning(2)                       440,033                     5.6%
1821 Sherman Drive
St. Charles, MO 63303

Peter R. Kramer(3)                      645,449                     8.1%
c/o Zoom Technologies, Inc.
207 South Street
Boston, MA 02111

Eliot Rose Asset Management,  LLC       603,845                     7.7%
and Gary S. Siperstein(4)
10 Weybosset Street, Suite
401 Providence, Rhode Island 02903

Bernard Furman(5)                        46,000                      *
L. Lamont Gordon(6)                      19,000                      *
J. Ronald Woods(7)                       20,000                      *
Robert A. Crist(8)                       98,000                     1.2%
Deena Randall(9)                         70,500                      *
Terry Manning (2)(10)                   159,210                     2.0%
All Directors and Current             1,946,905                    22.7%
Executive Officers as a group
(9 persons) (11)
--------------------------------------------------------------------------------
*Less than one percent of shares outstanding.
(1) Includes 220,000 shares that Mr. Frank Manning has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 18, 2003. Includes 3,368 shares held by Mr. Frank Manning's daughter, as to which he disclaims beneficial ownership.
(2)  T. Pat Manning, Terry Manning and Frank B. Manning are brothers.
(3) Includes 165,000 shares that Mr. Kramer has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 18, 2003.
(4) According to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003 by Eliot Rose Asset Management, LLC, an investment adviser, and Gary S. Siperstein, Eliot Rose Asset Management acts as an investment adviser to certain persons pursuant to separate agreements with such persons. Eliot Rose Asset Management has sole dispositive power over the shares of Zoom Common Stock it beneficially owns. Mr. Siperstein, the managing member of Eliot Rose Asset Management, is also deemed the beneficial owner of these shares of Zoom Stock because of his ownership interest in Eliot Rose Asset Management, LLC.
(5) Includes 18,000 shares the Mr. Furman has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 18, 2003.
(6) Includes 18,000 shares that Mr. Gordon has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 18, 2003.
(7) Includes 18,000 shares that Mr. Woods has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 18, 2003.
(8) Includes 98,000 shares that Mr. Crist has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 18, 2003.
(9) Includes 70,500 shares that Ms. Randall has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 18, 2003.
(10) Includes 62,500 shares that Mr. Terry Manning has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 18, 2003.
(11) Includes an aggregate of 670,000 shares that the directors and Named Executive Officers listed above have the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 18, 2003. Also includes an additional 72,500 shares that executive officers not listed above have the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 18, 2003.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following Summary Compensation Table shows, for the years ending December 31, 2002, 2001 and 2000, the compensation of each person who served as Chief Executive Officer and the four most highly compensated executive officers of Zoom whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to Zoom during the last completed year (the "Named Executive Officers").

                                                             Long Term
                                                             Compensation
                               Annual Compensation           Awards
                                                             Securities
Name and                                                     Other Annual   Underlying   All Other
Principal Position           Year       Salary     Bonus     Compensation   Options (#)  Compensation(3)
--------------------------------------------------------------------------------------------------------
Frank B. Manning,            12/31/02   $131,758       -0-       -0-        100,000      $218
Chief Executive Officer,     12/31/01   $131,352       -0-   $ 6,333(1)     200,000      $218
President and Chairman       12/31/00   $126,040   $12,000   $11,771(1)     110,000      $210
of the Board

Peter R. Kramer,             12/31/02   $131,758       -0-       -0-         80,000      $218
Executive Vice President     12/31/01   $131,352       -0-   $ 3,424(1)     150,000      $218
and Director                 12/31/00   $126,168   $12,000   $   866(1)      80,000      $137

Robert A. Crist,             12/31/02   $150,096       -0-   $ 4,080(2)      40,000      $501
Vice President of Finance    12/31/01   $149,456       -0-   $ 4,533(2)      88,000      $501
and Chief Financial          12/31/00   $144,715   $12,000   $ 3,585(2)      32,000      $491
Officer

Deena Randall,               12/31/02   $130,804       -0-       -0-         40,000      $141
Vice President -             12/31/01   $133,224       -0-   $   511(1)      68,000      $140
Operations                   12/31/00   $128,263   $14,000       -0-         30,000      $135

Terry Manning,               12/31/02   $125,875       -0-       -0-         35,000      $202
Vice President of            12/31/01   $125,250       -0-   $ 3,600(1)      60,000      $204
Sales and Marketing          12/31/00   $117,199   $10,000   $13,478(1)      30,000      $121
--------------------------------------------------------------------------------------------------------

(1)  Consists of amounts paid as a cash-out of accrued and unused vacation time.
(2) Consists solely of amounts paid for parking expenses for the years ending December 31, 2000 and December 31, 2002. For the year ending December 31, 2001, amounts included $4,080 paid for parking expenses and $453 for a cash-out of accrued and unused vacation time.
(3) Consists of insurance premiums paid by Zoom for the term life insurance policy for the benefit of the Named Executive Officer.

Option Grants in Last Year

     The following table sets forth certain information with respect to stock options granted to the Named Executive Officers during the year ending December 31, 2002.

                          OPTION GRANTS IN LAST YEAR
                                Individual Grants
                                                                      Potential Realizable
                                                                        Value at Assumed
                   Number of    % of Total                              Annual Rates of
                   Securities     Options       Exercise                  Stock Price
                   Underlying    Granted to      or Base                Appreciation for
                    Options     Employees in    Price Per  Expiration    Option Term(2)
Name               Granted(1)       Year          Share       Date        5%      10%
------------------------------------------------------------------------------------------
Frank B. Manning   100,000        13.80%        $1.00      06/11/05    $5,344  $21,121
Peter R. Kramer     80,000        11.04%        $1.00      06/11/05    $4,275  $16,897
Robert A. Crist     40,000         5.52%        $1.00      06/11/05    $2,138   $8,448
Deena Randall       40,000         5.52%        $1.00      06/11/05    $2,138   $8,448
Terry Manning       35,000         4.83%        $1.00      06/11/05    $1,870   $7,392
------------------------------------------------------------------------------------------

(1) The options were granted under the 1990 Stock Option Plan, as amended, and are subject to a vesting schedule pursuant to which, in general, the options become exercisable at a rate of 50% per year commencing one year after the date of grant provided the holder of the option remains employed by Zoom. Options generally may not be exercised later than 36 months after the date of grant.
(2) The assumed rates are compounded annually for the full term of the options and do not represent Zoom's estimate or projection of future Common Stock prices.

Aggregated Option Exercises in Last Year and Year End Option Values

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the year ending December 31, 2002 and unexercised options held as of December 31, 2002.

                       AGGREGATED OPTION EXERCISES IN LAST YEAR
                              AND YEAR END OPTION VALUES

                       Shares                Number of Securities       Value of Unexercised
                      Acquired              Underlying Unexercised      In-the-Money Options
                         On       Value      Options at FY-End (#)          at FY-End (6)
Name                  Exercise   Realized  Exercisable Unexercisable  Exercisable Unexercisable
-----------------------------------------------------------------------------------------------
Frank B. Manning(1)      -0-       -0-       210,000    200,000         -0-            -0-
Peter R. Kramer(2)       -0-       -0-       155,000    155,000         -0-            -0-
Robert A. Crist(3)       -0-       -0-        76,000     84,000         -0-            -0-
Deena M. Randall(4)      -0-       -0-        64,000     74,000         -0-            -0-
Terry Manning(5)         -0-       -0-        60,000     65,000         -0-            -0-
 ----------------------------------------------------------------------------------------------

(1) Of the 410,000 options to purchase shares of Common Stock held by Mr. Frank Manning, 80,000 options have an exercise price of $8.00 per share, 30,000 options have an exercise price of $6.625 per share, 80,000 options have an exercise price of $3.625 per share, 120,000 options have an exercise price of $2.20 per share, and $100,000 options have an exercise price of $1.00 per share.
(2) Of the 310,000 options to purchase shares of Common Stock held by Mr. Kramer, 60,000 options have an exercise price of $8.00 per share, 20,000 options have an exercise price of $6.625 per share, 60,000 options have an exercise price of $3.625 per share, 90,000 options have an exercise price of $2.20 per share, and 80,000 options have an exercise price of $1.00 per share.
(3) Of the 160,000 options to purchase shares of Common Stock held by Mr. Crist, 12,000 options have an exercise price of $8.00 per share, 10,000 options have an exercise price of $5.3125 per share, 10,000 options have an exercise price of $6.625 per share, 28,000 options have an exercise price of $3.625 per share, 60,000 options have an exercise price of $2.20 per share, and 40,000 options have an exercise price of $1.00. In the event that Mr. Crist is terminated by Zoom for any reason other than for cause or a change of control, options to purchase up to 20,000 shares of Common Stock will become automatically vested.
(4) Of the 138,000 options to purchase shares of Common Stock held by Ms. Randall, 30,000 options have an exercise price of $8.00 per share, 33,000 options have an exercise price of $3.625 per share, 35,000 options have an exercise price of $2.20 per share and 40,000 options have an exercise price of $1.00
(5) Of the 125,000 options to purchase shares of Common Stock held by Mr. Terry Manning, 30,000 options have an exercise price of $8.00 per share, 30,000 options have an exercise price of $3.625 per share, 30,000 options have an exercise price of $2.20 per share, and 35,000 options have an exercise price of $1.00.
(6) Based upon the closing price of Zoom's Common Stock on December 31, 2002 on the Nasdaq National Market ($.71). As of December 31, 2002, no Named Executive Officer held options, exercisable or unexercisable, with an exercise price of less than $1.00.

     Options to purchase Zoom's Common Stock have been granted to executive officers and other employees of Zoom under Zoom's 1990 Stock Option Plan, as amended (the "1990 Plan"). Options to purchase Zoom's Common Stock may also be granted to employees who are neither officers nor directors of Zoom under Zoom's 1998 Employee Equity Incentive Plan (the "1998 Plan"). The 1990 Plan and the 1998 Plan are each administered by the Stock Option Committee of the Board of Directors. In addition, from time to time, the Board of Directors has authorized Mr. Manning to award a limited number of options under the 1998 Plan throughout the year.

Insider Participation in Compensation Decisions

     Decisions regarding executive compensation, exclusive of the administration of the 1990 Plan, are made by the Board of Directors. The Board of Directors has no Compensation Committee. The Stock Option Committee, consisting of Messrs. Furman and Woods, is responsible for administering the 1990 Plan, including determining the individuals to whom stock options are awarded, the terms upon which option grants are made, and the number of shares subject to each option granted under the 1990 Plan. No member of the Stock Option Committee is a former or current officer or employee of Zoom. Mr. Manning and Mr. Kramer, who are executive officers and directors of Zoom, made recommendations to the Stock Option Committee regarding the granting of stock options and participated in deliberations of the Board of Directors concerning executive officer compensation. Neither Mr. Manning nor Mr. Kramer participated in any vote establishing their compensation.

Board of Directors Report on Executive Compensation

     The primary objectives of the Board of Directors in developing executive compensation policies are to enhance the performance of Zoom by closely aligning the financial interests of Zoom's executive officers with those of its stockholders and to attract and retain key executives important to the long-term success of Zoom. To effect these objectives, the Board of Directors pays Zoom's executive officers what the Board believes to be relatively low cash compensation while providing those officers with significant performance-based long-term incentive compensation and the opportunity to build a substantial ownership interest in Zoom through the granting of stock options. None of Zoom's executive officers received a bonus for 2002. Any future bonuses will be determined by the independent directors of Zoom, based on their subjective determination and the future performance of Zoom.

     Frank B. Manning, Zoom's Chief Executive Officer, received cash compensation for the year ending December 31, 2002, in the amount of $131,758. The Board of Directors has not conducted any surveys of salaries of executive officers, but based upon its experience believes that the cash compensation of its executive officers, including the compensation received by Mr. Manning, is low compared to the cash compensation of comparable executive officers in similarly situated companies. The low level of compensation of Mr. Manning reflects Mr. Manning's request to limit his cash compensation in favor of stock options.

     During 2002, Mr. Manning was granted options to purchase 100,000 shares of Common Stock at an exercise price of $1.00 per share. Other executive officers as a group were granted options to purchase 225,000 shares of Common Stock at an exercise price of $1.00 per share. In determining the number of options to be granted to the executive officers, the Stock Option Committee reviews recommendations provided by Mr. Manning, the Chief Executive Officer, and makes a subjective determination regarding that recommendation based upon the following criteria: (i) the level of cash compensation; (ii) the compensation paid by companies that might compete with Zoom for the employee's services;
(iii) the individual performance of the executive officer; and (iv) the number of shares subject to options already held by each executive officer. No particular weight is given to any of these factors, rather each executive officer's total compensation package is reviewed as a whole, and recommendations from the Chief Executive Officer are given deference absent countervailing concerns.

     Board of Directors:           Stock Option Committee:
--------------------------------------------------------------------------
     Frank B. Manning              Bernard Furman
     Peter R. Kramer               J.  Ronald Woods
     Bernard Furman
     J.  Ronald Woods
     L. Lamont Gordon
--------------------------------------------------------------------------

Performance Graph

     The following graph compares the annual change in Zoom's cumulative total stockholder return for the five (5) year period from December 31, 1997 through December 31, 2002, based upon the market price of Zoom's Common Stock, with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Information Technology Composite Index for that period.

Total Return Comparison
Return Among:                12/31/97  12/31/98  12/31/99  12/31/00  12/31/01  12/31/02
---------------------------------------------------------------------------------------
Information Technology        100.00    177.64    316.95    187.38    138.66    86.56
S&P                           100.00    126.67    151.40    136.05    118.31    90.66
ZOOM                          100.00     59.26    125.00     46.53     19.26    10.52
---------------------------------------------------------------------------------------

     The Performance Graph assumes the investment of $100 on December 31, 1997 in Zoom's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Information Technology Composite Index, and the reinvestment of any and all dividends.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2001, Zoom entered into an agreement to purchase the ground lease for a manufacturing facility located on Drydock Avenue in Boston, Massachusetts (the "Drydock Building"). In connection with the proposed purchase of the Drydock Building, Zoom paid $513,500 to be held in escrow as a deposit pending the closing of the transaction. Of this deposit, $25,000 was nonrefundable. When Zoom was unable to obtain a commitment for financing on terms consistent with the purchase agreement, it terminated the purchase and sale agreement, but the Seller retained the deposit pending resolution of a dispute over Zoom's right to terminate. While Zoom believed that it was entitled to a return of the $488,500 refundable portion of the deposit plus interest, the funds were retained by the escrow agent.

     As an alternative to pursuing legal remedies to obtain a return of the deposit, Zoom pursued an arrangement to reinstate the Drydock purchase agreement in partnership with the following individuals: Frank B. Manning, President and a director of Zoom; Peter R. Kramer, Executive Vice President and a director of Zoom; Bruce M. Kramer, Peter Kramer's brother; and a third party. Under this arrangement, these individuals, either directly or through entities controlled by them, joined together with Zoom as of March 29, 2002 to form the Zoom Group LLC, a Delaware limited liability company ("Zoom Group") to purchase the leasehold interest in the Drydock ground lease. Zoom and each of the investors owned a 20% interest in the Zoom Group. The managers of the Zoom Group are Peter Kramer and the third party. There were no special allocations among the members of the Zoom Group, and each member was required to contribute a proportionate amount of capital in return for its 20% interest.

     Effective as of March 29, 2002, Zoom entered into an Assignment Agreement with the Zoom Group LLC and also entered into a Reinstatement Agreement and Second Amendment to Agreement of Purchase and Sale with the holder of the Dry Dock ground lease. Under the Assignment Agreement, Zoom assigned its rights under the purchase agreement to the Zoom Group, together with rights to the $488,500 refundable portion of the deposit. In connection with this transaction, under a separate letter agreement, the other members of the Zoom Group paid Zoom $390,800 ($97,700 each), representing their proportionate share of the deposit assigned to the Zoom Group. As a result, Zoom's remaining interest in the deposit was $97,700. As part of the Reinstatement Agreement and Second Amendment, the members of Zoom Group LLC agreed that an additional $25,000 of the $488,500 deposit would be nonrefundable, $5,000 of which was allocated to each investor.

     In August, 2002 the Zoom Group purchased the Drydock Building for a purchase price of $6.1 million. The Zoom Group obtained a mortgage of $4.2 million, less closing costs and legal fees. Each member of the Zoom Group contributed approximately $482,500 for their share of the purchase plus working capital reserve. These initial capital contributions included each member's share of the deposit, which was credited at closing.

     Under the Zoom Group Operating Agreement, Zoom had both the right to sell its interest in the Zoom Group to the other members of the Zoom Group by January 5, 2003, and the right to purchase the other members' entire interests in the Zoom Group through December 31, 2005, both in accordance with a predetermined formula. In December 2002 a special committee of Zoom's board of directors, appointed to review the Drydock transactions, determined that it was advisable and in the best interest of Zoom to exercise its right to sell its interest in the Zoom Group to the remaining Zoom Group LLC members. Accordingly, effective January 5, 2003, Zoom exercised its right to sell and assign its interest in the Zoom Group to the remaining members of the Zoom Group for approximately $482,000. In March 2003, Zoom received the proceeds from the sale of its interest from the remaining members of the Zoom Group.

     The transactions described above between Zoom, the Zoom Group and members of the Zoom Group were reviewed and approved by a special committee of independent members of the Board of Directors of Zoom, who determined the transactions to be advisable and in the best interest of Zoom.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, Zoom directors and executive officers, as well as any person holding more than ten percent (10%) of Zoom's Common Stock, are required to report initial statements of ownership of Zoom's securities and any subsequent changes in such ownership to the Securities and Exchange Commission. Specific filing deadlines of these reports have been established and Zoom is required to disclose in this proxy statement any failure to file by these dates during the year ended December 31, 2002. To Zoom's knowledge, all of the required reports were filed by such persons during 2002.

                              PROPOSAL NO. 2

              PROPOSAL TO AMEND THE ZOOM TECHNOLOGIES, INC.
                     1991 DIRECTORS STOCK OPTION PLAN

     In April 2003, the Board of Directors approved, subject to stockholder approval, an amendment to the Zoom Technologies, Inc. 1991 Directors Stock Option Plan, as amended (the "Directors Plan"). As set forth in further detail below, the proposed amendment to the Directors Plan, if approved by the stockholders, would increase the number of shares reserved for issuance under the Directors Plan from 198,000 to 450,000 and would increase the number of options automatically granted to each non-employee director on January 10th and July 10th of each year commencing July 10, 2003 from options to purchase 6,000 shares to options to purchase 12,000 shares.

     If the amendment is approved by the  stockholders,  the second  sentence of
Article 4, Stock, of the Directors Plan would be deleted in its entirety and replaced with the following:

          "The maximum number of shares which are hereby reserved for issuance and may be issued pursuant to this Plan is 450,000, subject to adjustment as provided in Article 13."

     In addition, the first sentence of Article 5, Grant of Option, of the Directors Plan would be deleted in its entirety and replaced with the following:

      Article 5 - Grant of Option

          "Each eligible Director shall automatically be granted an option to purchase 12,000 shares of Common Stock on each July 10 and January 10 of each year beginning July 10, 2003, at a price per share determined in accordance with Article 6 hereof."

     The purposes of the Directors Plan are to attract and retain the services of experienced and knowledgeable independent directors and to provide these directors with the opportunity to purchase shares of Common Stock in Zoom pursuant to the exercise of options.

     Each director who is not an employee of Zoom is eligible to receive options to purchase shares of Common Stock under the Directors Plan. Of the current directors, Messrs. Furman, Woods and Gordon are eligible directors. During the year ending December 31, 2002, Messrs. Furman, Woods and Gordon each received options to purchase 12,000 shares of Common Stock under the Directors Plan at an average exercise price of $1.165 per share.

     The Directors Plan currently provides that an aggregate of 198,000 shares of Common Stock (subject to adjustment for capital changes) may be issued upon the exercise of options granted under the Directors Plan. The Directors Plan also currently provides that each eligible director shall receive an option to purchase 6,000 shares of Common Stock on January 10th and July 10th of each year, provided such person is then a director. All options become exercisable in full six months after the date of grant and terminate on the last day of the second year following the date of grant. Under the proposed amendment to the Directors Plan, the number of shares that may be issued upon exercise of options granted under the Directors Plan would be increased from 198,000 to 450,000. In addition, the amendment would increase the number of options granted to each eligible director on January 10th and July 10th of each year commencing July 10, 2003 from options to purchase 6,000 shares to options to purchase 12,000 shares. The timing of the grants and the termination dates under the Directors Plan would remain unchanged.

     The exercise price for all options granted under the Directors Plan is the fair market value of the Common Stock at the time the option is granted. The exercise price may be paid in cash, with Common Stock (valued at fair market value on the date of purchase), or by a combination of cash and Common Stock.

     Shares issued under the Directors Plan may include treasury shares, authorized but unissued shares and shares previously reserved for issuance upon exercise of options which have expired or terminated. Shares subject to an option that ceases to be exercisable for any reason will be available for subsequent option grants. The Directors Plan terminates on April 30, 2011 and no further options may be issued under the Plan after that date.

     No option under the Directors Plan may be exercised subsequent to two years from the date of grant. If an eligible director ceases to be a director of Zoom for any reason other than as a result of death or disability, all options held by that director will remain exercisable for a period of one month following such termination (but not later than their specified expiration date). If such termination is a result of permanent disability, options will be exercisable for a period of one year from the date of termination (but not later than their specified expiration date). If such termination is a result of death, or if an option holder dies within the one month period referred to above or during the first year after such holder becomes disabled, then vested options will be exercisable for a period of one year from the date of death (but not later than their specified expiration date). Options granted under the Directors Plan may not be assigned or transferred except by will or the laws of descent and distribution.

     The Directors Plan is administered by the Board of Directors. The Board of Directors may from time to time adopt such rules and regulations for carrying out the Directors Plan as it may determine in its sole discretion. The Board of Directors has no discretion with respect to the selection of recipients of grants, or the timing, pricing or the amount of stock option grants under the Directors Plan.

     The Directors Plan may be amended or terminated by the Board of Directors, subject to certain limitations (i) with respect to certain matters for which stockholder approval may be required, and (ii) regarding the number of amendments which may be made in any six month period. No amendment, suspension or termination of the Directors Plan, except as described in the Directors Plan, may adversely affect the rights of an option holder under the Directors Plan without the holder's consent.

     Since the adoption of the Directors Plan, options to purchase an aggregate of 114,000 shares of Common Stock (net of terminations) have been granted thereunder to all directors who were not executive officers as a group, with all those options granted to current directors who were not executive officers, including options to purchase 48,000 shares to Mr. Furman, options to purchase 30,000 shares to Mr. Woods and options to purchase 36,000 shares to Mr. Gordon, in each case net of terminations. Of the options to purchase 114,000 shares granted (net of terminations), 42,000 shares of Common Stock have been issued upon exercise of such options.

     No options have been or will be granted under the Directors Plan to the Named Executive Officers. No options have been or will be granted under the Directors Plan to all current executive officers as a group or any associates of such executive officers. No options have been or will be granted under the Directors Plan to employees (including current officers who are not executive officers) as a group.

     At April 18, 2003, the market value of the Common Stock underlying the outstanding options under the Directors Plan was $48,960, based upon the last reported sale price per share of the Common Stock ($.68) on the Nasdaq SmallCap Market on April 17, 2003.

Federal Tax Consequences of Directors Plan

     The following general discussion of the federal income tax consequences of the issuance and exercise of options granted under the Directors Plan is based upon the provisions of the Internal Revenue Code as in effect on the date hereof, current, promulgated and proposed regulations thereunder, existing administrative rulings and pronouncements of the Internal Revenue Service, and judicial decisions, all of which are subject to change (perhaps with retroactive effect). This discussion is not intended to be a complete discussion of all of the federal income tax consequences of the Directors Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. In addition, because tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances of individual holders of securities, each option holder should consider his personal situation and consult with his own tax advisor with respect to the specific tax consequences applicable to him. No information is provided as to state tax laws. The Directors Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     The recipient of a stock option under the Directors Plan will not recognize any taxable income upon the grant of an option under the Directors Plan. Generally, an option holder recognizes ordinary taxable income at the time an option is exercised in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. However, participants in the Directors Plan, generally will be subject to
Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b)") upon the sale of their shares of Common Stock and this may affect their tax liability. In the case of exercise of an option by someone whose sale of shares of Common Stock would subject him to liability under Section 16(b), recognition of income by the option holder may be postponed. The rules under Section 16(b) were revised after the Treasury Regulations promulgated under the Code were adopted, and the regulations have not yet been amended to conform with the revised rules under Section 16(b). However, it is generally anticipated that the date of recognition (the "Recognition Date") will be postponed to the earlier of (i) six months after the date the option was granted, or (ii) the first day on which the sale of the shares would not subject the individual to liability under Section 16(b). It is possible that the six month period will instead run from the option holder's most recent grant or purchase of Common Stock prior to the exercise of his option. The option holder will generally recognize ordinary taxable income on the Recognition Date in an amount equal to the excess of the fair market value of the shares of Common Stock at that time over the option exercise price. Despite the general rule, in the case of recipients subject to Section 16(b) (if the Recognition Date is after the date of exercise), the option holder may make an election pursuant to Section 83(b) of the Code, in which case the option holder will recognize ordinary taxable income at the time the stock option is exercised and not on the later date. In order to be effective, the Section 83(b) election must be made and filed with Zoom and the IRS within 30 days after exercise.

     Zoom will generally be entitled to a compensation deduction for federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided it reports the income on a W-2 or Form 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

     When an option holder subsequently disposes of the shares of Common Stock received upon exercise of an option, he will recognize capital gain or loss equal to the difference between the amount realized and the fair market value on the date on which the option holder recognized ordinary taxable income as a result of the exercise of the option. Any such capital gain or loss would be long term if the holding period for the shares is more than twelve months. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the option was held.

     An option holder who pays the exercise price, in whole or in part, by delivering shares of Common Stock already owned by him will recognize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

Vote Required to Approve the Amendment to the 1991 Directors Stock Option Plan

     The affirmative vote of the holders of a majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting, is required to approve the proposal to amend the Directors Plan. Proxies will be voted in favor of the action unless otherwise instructed by the stockholders.

        The Board of Directors recommends a vote FOR the approval of the Amendment to the Zoom Technologies, Inc. 1991 Directors Stock Option Plan.

Equity Compensation Plan Information

     Zoom maintains a number of equity compensation plans for employees, officers, directors and others whose efforts contribute to Zoom's success. The table below sets forth certain information as of Zoom's year ended December 31, 2002 regarding the shares of its Common Stock available for grant or granted under stock option plans that (i) were approved by Zoom's stockholders, and (ii) were not approved by Zoom's stockholders.

                      Equity Compensation Plan Information
-----------------------------------------------------------------------------------------------------------
                                         Number Of              Number Of               Securities
                                       Securities To         Weighted-Average       Remaining Available
                                      Be Issued Upon         Exercise Price Of      For Future Issuance
                                       Exercise Of             Under Equity          Compensation Plans
                                   Outstanding Options,     Outstanding Options,    (excluding securities
                                    Warrants And Rights     Warrants And Rights    reflected in column (a))
Plan Category                               (a)                     (b)                       (c)
-----------------------------------------------------------------------------------------------------------
Equity compensation plans                1,320,000                 $3.47                    472,646
approved by security holders(1)

Equity compensation plans                  780,500                 $3.16                    372,800
not approved by
security holders(2)
-----------------------------------------------------------------------------------------------------------
Total                                    2,100,500                 $3.35                    845,466
-----------------------------------------------------------------------------------------------------------

(1) Includes the following plans: 1990 Stock Option Plan and 1991 Directors Stock Option Plan, each as amended.

     1990 Stock Option Plan. The purpose of the 1990 Stock Option Plan ("1990 Plan") is to establish a plan to advance the interests of Zoom by encouraging equity participation in Zoom by directors (excluding non-employee directors), officers and employees of Zoom through the acquisition of shares of Common Stock upon the exercise of options granted under the 1990 Plan. The 1990 Plan is for officers and certain full-time and part-time employees of the Company. Non-employee directors are not eligible to participate in the 1990 Plan. A total of 2,800,000 shares of Zoom's Common Stock have been authorized for issuance under the 1990 Plan. The 1990 Plan is administered by the Stock Option Committee of Zoom's Board of Directors. Participants in the 1990 Plan are eligible to receive non-qualified stock options at an option price not less than the fair market value of the stock on the date of grant. The options are exercisable in accordance with terms specified by the Stock Option Committee not to exceed ten years from the date of grant. The 1990 Plan provides that the number of shares of Common Stock of Zoom that may be subject, from time to time, to outstanding options granted to any one employee shall not exceed five percent (5%) of the outstanding shares of Zoom. The expiration date of the 1990 Plan is March 31, 2008.

     1991 Directors Stock Option Plan. The information contained in the table does not reflect the proposed amendments to the Directors Plan. For a description of the 1991 Directors Plan and the proposed amendments to such plan, please see Proposal No. 2.

(2)  Includes the 1998 Employee Equity Incentive Plan, as amended.

     1998 Employee Equity Incentive Plan. The purposes of the 1998 Employee Equity Incentive Plan (the "1998 Plan"), adopted by the Board of Directors in 1998, are to attract and retain employees and provide an incentive for them to assist Zoom in achieving its long-range goals, and to enable such employees to participate in Zoom's long-term growth. In general, under the 1998 Plan, all employees who are not officers or directors are eligible to participate in the 1998 Plan. A total of 1,200,000 shares of Zoom's Common Stock have been authorized and reserved for issuance under the 1998 Plan. The 1998 Plan is currently administered by the Stock Option Committee of the Board of Directors. The Board of Directors authorized Frank B. Manning, Zoom's Chief Executive Officer, to grant stock options to purchase up to 100,000 shares in any quarter, not to exceed options to purchase 350,000 shares in any year to eligible employees under the 1998 Plan. Participants in the 1998 Plan are eligible to receive non-qualified stock options at an option price determined by the Stock Option Committee or Mr. Manning, as applicable. All stock options granted under the 1998 Plan have been granted for at least the fair market value on the date of grant.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee has appointed KPMG LLP, as independent public accountants, to audit the consolidated financial statements of Zoom for the year ending December 31, 2003. A representative of KPMG LLP will be present at the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

                            INDEPENDENT AUDITOR FEES

     Audit Fees. KPMG LLP billed Zoom an aggregate of $145,292 for professional services rendered by KPMG in connection with its audit of Zoom's consolidated financial statements and its review of Zoom's quarterly reports on Form 10-Q during 2002.

     Financial Information Systems Design and Implementation. KPMG did not render any services to Zoom for financial information systems design and implementation during 2002.

     All Other Fees. KPMG billed Zoom an additional $52,175 for professional services rendered during 2002 for services not otherwise described above. These fees include fees for tax-related services, including tax advice and research and assistance with the preparation and filing of tax returns, miscellaneous advice regarding the completion of the domestication of Zoom from Canada to the State of Delaware, and advice relating to Zoom's investment in the Dry Dock property.

     The Audit Committee has considered whether KPMG's provision of services other than services rendered in connection with the audit of Zoom's annual financial statements is compatible with maintaining KPMG's independence. The Audit Committee determined such services did not affect their independence.

     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS; DISCRETIONARY AUTHORITY
                                   OF PROXIES

     Stockholder proposals for inclusion in Zoom's proxy materials for Zoom's 2004 Annual Meeting of Stockholders must be received by Zoom no later than January 3, 2004. These proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

     Stockholders who wish to make a proposal at Zoom's 2004 Annual Meeting - other than one that will be included in Zoom's proxy materials - should notify Zoom no later than March 18, 2004. If a stockholder who wishes to present such a proposal fails to notify Zoom by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

                                  OTHER MATTERS

     The Board of Directors knows of no other business to be presented for consideration at the Annual Meeting other than described in this proxy statement. However, if any other business should come before the Annual Meeting, it is intention of the persons named in the proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

                           INCORPORATION BY REFERENCE

     To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by Zoom under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Board of Directors Report on Executive Compensation," "Audit Committee Report," and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing. ANNUAL REPORT ON FORM 10-K

     Copies of Zoom's Annual Report on Form 10-K for the year ending December 31, 2002, as filed with the Securities and Exchange Commission, are provided herewith and available to stockholders without charge upon written request addressed to Zoom Technologies, Inc., 207 South Street, Boston, Massachusetts 02111, Attention: Investor Relations.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                           By order of the Board of Directors
                                           Frank B. Manning, President

Boston, Massachusetts
May 2, 2003.

                             ZOOM TECHNOLOGIES, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 13, 2003


The undersigned stockholder of ZOOM TECHNOLOGIES, INC., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 2, 2003, and hereby appoints Frank
B. Manning and Robert A. Crist, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 207 South Street, Boston, Massachusetts 02111, on Friday, June 13, 2003, at 10:00 A.M. Eastern Time, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND FOR THE PROPOSAL TO AMEND THE 1991 DIRECTORS STOCK OPTION PLAN.
                       ---------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AS DIRECTORS AND FOR THE PROPOSAL TO AMEND THE 1991 DIRECTORS STOCK OPTION PLAN.

1.   ELECTION OF DIRECTORS:

     [ ]  FOR ALL NOMINEES (except as marked to the contrary below)
     [ ]  WITHHOLD AUTHORITY (to vote for all nominees)

Nominees: FRANK B. MANNING, PETER R. KRAMER, BERNARD FURMAN, LAMONT GORDON AND J. RONALD WOODS

   Vote withheld from the following Nominee(s):
                                                --------------------------------

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE.

2. TO AMEND THE COMPANY'S 1991 DIRECTORS STOCK OPTION PLAN AS DESCRIBED IN THE PROXY STATEMENT.

     [ ]  FOR
     [ ]  AGAINST
     [ ]  ABSTAIN

                                    Mark here for               [ ]
                                    address change and
                                    note at left


SIGNATURES   SHOULD  BE  THE  SAME  AS  THE  NAME  PRINTED  HEREON.   EXECUTORS,
ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS, AND OFFICERS OF CORPORATIONS SHOULD ADD THEIR TITLES WHEN SIGNING.

SIGNATURE:                           DATE:
          -------------------------       -------------------

SIGNATURE:                           DATE:
          -------------------------       -------------------